Exhibit 10.5

FIRST AMENDMENT TO THE RESTATED

BENEFIT EQUALIZATION PLAN

OF ZIMMER HOLDINGS, INC. AND ITS SUBSIDIARY OR AFFILIATED

CORPORATIONS PARTICIPATING IN THE ZIMMER HOLDINGS, INC.

RETIREMENT INCOME PLAN OR THE ZIMMER PUERTO RICO RETIREMENT

INCOME PLAN

This First Amendment to the Restated Benefit Equalization Plan of Zimmer Holdings, Inc. and its Subsidiary or Affiliated Corporations Participating in the Zimmer Holdings, Inc. Retirement Income Plan or the Zimmer Puerto Rico Retirement Income Plan (the “Plan”) is hereby adopted by Zimmer Biomet Holdings, Inc. (the “Company”), effective as of December 31, 2015.

WHEREAS, the Company, formerly known as Zimmer Holdings, Inc., maintains the Plan, a non-qualified deferred compensation plan, for the benefit of certain participants in the Company’s tax-qualified defined benefit pension plans maintained in the United States and Puerto Rico; and

WHEREAS, the Plan was amended and restated in its entirety effective as of January 1, 2009; and

WHEREAS, the Company wishes to amend the Plan solely to change the name of the Plan and certain references to the Company in light of a change in the Company’s name due to its recent merger with LBV Acquisition, Inc.

NOW, THEREFORE, the Plan is hereby amended, effective as of December 31, 2015, as follows:

1.	The name of the Plan is changed to the Restated Benefit Equalization Plan of Zimmer Biomet Holdings, Inc. and its Subsidiary or Affiliated Corporations Participating in the Zimmer Biomet Holdings, Inc. Retirement Income Plan or the Zimmer Puerto Rico Retirement Income Plan.

2.	All reference in the Plan to “Zimmer Holdings, Inc.” or “Zimmer” shall be replaced with references to “Zimmer Biomet Holdings, Inc.” and “Zimmer Biomet,” respectively.

Certified as final:

/s/ Bill P. Fisher
Bill P. Fisher
Senior Vice President, Global Human Resources

/s/ Daniel P. Florin
Daniel P. Florin
Senior Vice President, Chief Financial Officer